UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 29, 2008

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6725 Mesa Ridge Road, Suite 100, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Explanatory Note: ADVENTRX Pharmaceuticals, Inc. (the "Company") is filing this Amendment No. 1 to supplement Item 5.02 of the Current Report on Form 8-K originally filed with the Securities and Exchange Commission on February 25, 2008 (the "Original Report"), with information called for by Item 5.02(d)(3) and (5) of Form 8-K but unknown at the time of the filing of the Original Report.

In the Original Report, the Company disclosed that, on February 25, 2008, Eric Rowinsky, M.D. was appointed to the Company’s Board of Directors (the "Board") and that no decision had been made regarding whether Dr. Rowinsky would be appointed to one or more committees of the Board. On February 29, 2008, the Board appointed Dr. Rowinsky to the Board’s Nominating and Governance Committee and newly-created Research and Development Committee, effective immediately.

In connection with Dr. Rowinsky’s appointment to the Board, on February 29, 2008, the Board also approved the grant to Dr. Rowinsky of a stock option to purchase up to 50,000 shares of the Company’s common stock under the Company’s 2005 Equity Incentive Plan, subject to and contingent upon receipt by the Company of a waiver of restrictions under the Rights Agreement dated as of July 27, 2005 among Icahn Partners LP, Icahn Partners Master Fund LP, High River Limited Partnership, Viking Global Equities LP, and VGE III Portfolio Ltd. and the Company, as amended, relating to equity awards to directors and employees of the Company. As of the time of filing this Current Report, the Company has not received a waiver from the Purchasers. If the Purchasers execute and deliver the waiver, the option will have an exercise price per share equal to the closing price of the Company’s common stock as reported by the American Stock Exchange on the date the Company receives the waiver (the "Grant Date"). The option will vest and become exercisable as to one-twelfth of the shares subject to the option at the end of each calendar month after February 25, 2008 and will have a term of ten years from the Grant Date (the "Expiration Date"). If Dr. Rowinsky’s service to the Company terminates for any reason after the Grant Date, the option will be exercisable, to the extent then vested, during the three-year period after the date of such termination, but in no event after the Expiration Date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

March 6, 2008	By:	Evan M. Levine

Name: Evan M. Levine
Title: Chief Executive Officer & President